                                                                EXHIBIT 10.27.2
                          SECOND AMENDMENT TO AGREEMENT

                         TO AMEND, CONSOLIDATE AND LEND

     This Second Amendment to Agreement to Amend, Consolidate and Lend ("AMENDMENT") is made as of January 30, 1996, by and among FIRST INTERSTATE BANK OF NEVADA, N.A. ("BANK"), TRIMONT LAND COMPANY, a California corporation doing business as Northstar-at-Tahoe ("TRIMONT"), SIERRA-AT-TAHOE, INC., a Delaware corporation ("SIERRA") and BEAR MOUNTAIN, INC., a Delaware corporation ("BMI"). Trimont, Sierra, and BMI are referred to herein individually as "BORROWER" and collectively as "BORROWERS."

                               FACTUAL BACKGROUND

     A. Bank, Trimont, Sierra, and BMI entered into a certain Agreement to Amend, Consolidate and Lend dated May 31, 1995 as previously amended by Amendment to Agreement to Amend, Consolidate and Lend dated November 22, 1995 (the "ACL AGREEMENT") in which Bank agreed to extend credit (the "Loan") to Borrowers in the aggregate amount of Thirty Million and no/100 Dollars ($30,000,000.00). All capitalized words not defined herein are used as defined in the ACL Agreement.

     B. Bank and Borrowers desire to further amend the ACL Agreement on the terms and conditions provided in this Amendment.

                                    AMENDMENT

     1. INCREASE IN COMMITMENT. The amount of Thirty Million Dollars ($30,000,000.00) as stated in Recital C of the ACL Agreement is hereby changed to Forty Million Dollars ($40,000,000.00).

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     2.   AMENDMENTS TO ACL AGREEMENT (OTHER THAN FINANCIAL COVENANTS AND
QUARTERLY COMPLIANCE CERTIFICATE).

          A. The first paragraph of Section 1.3 of the ACL Agreement (through and including the chart at the top of page 5 of the ACL Agreement) is amended to read in full as follows:

     "1.3 INTEREST RATE. Interest shall be calculated by applying a margin to the LIBOR Rate corresponding to the Borrowers' Debt-to-Cash Flow Ratio as follows:

          DEBT-TO-CASH FLOW RATIO                             LIBOR MARGIN
     less than 1.5:1.0                                           1.00%
     equal to or greater than 1.5:1.0 but less than 2.0:1.0      1.125%
     equal to or greater than 2.0:1.0 but less than 2.5:1.0      1.25%
     greater than 2.5:1.0                                        1.375%

     "Debt-to-Cash Flow Ratio" means consolidated interest-bearing indebtedness of the Borrowers determined as of each fiscal quarter end in accordance with GAAP, including (a) the daily average of capitalized lease liabilities, (b)the daily average of the outstanding principal owing under this Agreement for the ninety- (90-) day period immediately preceding each fiscal quarter end, and (c) the daily average of all other interest-bearing indebtedness as of the end of the applicable fiscal period under review, DIVIDED BY Adjusted Consolidated EBITDA less capital expenditures.

     "Adjusted Consolidated EBITDA" means the sum of (x)earnings before interest, taxes, depreciation and amortization for the Borrowers on a consolidated basis for the four consecutive fiscal quarters ending on the determination date and (y) with respect to each acquisition, merger or other business combination made by a Borrower during the four consecutive fiscal quarters of such Borrower immediately preceding the fiscal quarter end for which the ratio is then being calculated, the aggregate amount of earnings before interest, taxes, depreciation and amortization of the assets, capital stock, division or business group acquired in such acquisition, merger or other business combination (as reasonably allocable thereto) for the period beginning four fiscal quarters before the fiscal quarter end for which the ratio is then being calculated and ending on the date such acquisition, merger or other business combination was made."

          B.   Section 1.4 of the ACL Agreement is amended as follows:

               1. The first paragraph of Section 1.4 is amended to read in full as follows:

     "1.4 USE OF PROCEEDS; PERMITTED ACQUISITIONS. Unless the Bank has agreed otherwise in a writing provided by it to the Borrowers, the Loan proceeds may only be used for or with respect to:

          "(i) non-hostile acquisitions, mergers or other business combinations by a Borrower or an affiliate of a Borrower of an existing ski resort or golf course, provided that the aggregate purchase price for each such acquisition, merger or other business combination is less than or equal to FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or, if the purchase price exceeds such amount, the Bank has consented thereto (which consent will be reasonably granted) prior to the closing of such transaction (in connection therewith, the Bank agrees to use its best efforts to respond to such request within ten (10) Business Banking Days following the date of such request);

          "(ii)     general working capital purposes of the Borrowers and their subsidiaries; and

          "(iii)    repayment of Parent Obligations incurred on or after
     September 3, 1995, to the extent permitted under the Subordination Agreement dated May 31, 1995, as amended by Amendment to Subordination Agreement dated November 22, 1995 and Second Amendment to Subordination Agreement dated January 30, 1996 (the "Subordination Agreement")."

               2. The third paragraph of Section 1.4 is amended by changing "Ten Million and no/100 Dollars ($10,000,000.00)" to "Five Million and no/100 Dollars ($5,000,000.00)."

          C. Section 1.9 of the ACL Agreement is amended to read in full as follows:

     "1.9 REPAYMENT; REDUCTION IN FACILITY; RIGHT OF PREPAYMENT. Borrowers shall pay all accrued interest upon Reference Rate Advances quarterly in arrears on the last day of each January, April, July and October (or, if Bank is not open for business on that day, the next succeeding day on which Bank is open for business). Interest on LIBOR loans is payable on the last day of the applicable Interest Period, but in no case less frequently than quarterly.

     "The outstanding principal balance of each LIBOR Advance shall be payable on the last day of the Interest Period applicable to such LIBOR Advance and on the Maturity Date.

     "Borrowers may, from time to time in their discretion, seek advances under the Loan in accordance with the provisions of Article III hereinbelow; provided, however, that, except to the extent of accrued interest not yet due for payment, the amount outstanding under the Loan may at no time exceed the Maximum Permissible Loan Balance. The "Maximum Permissible Loan Balance" shall initially be FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00), but the Maximum Permissible Loan Balance shall be reduced as follows:

     EFFECTIVE DATE      REDUCTION AMOUNT    MAXIMUM PERMISSIBLE LOAN
                                              BALANCE AFTER REDUCTION
     April 30, 1996        $5,314,375.00          $34,685,625.00
     April 30, 1997        $6,028,570.00          $28,657,055.00
     April 30, 1998        $6,028,570.00          $22,628,485.00
     April 30, 1999        $6,028,570.00          $16,599,915.00

     "All remaining principal and accrued interest shall be due and payable on the Maturity Date.

     "Any amount outstanding under the Note may be prepaid at any time, without penalty, but no such prepayment shall modify, reduce, or delay the repayment obligations hereof.

     "Prepayment may be made upon at least three (3) Business Banking Days' prior written or faxed notice (or telephone notice promptly confirmed by written or faxed notice) to the Bank; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount which is an integral multiple of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) and not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00). Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such amount stated therein on the date stated therein. All prepayments shall include accrued interest on the principal amount being prepaid to the date of payment and shall be applied to payment of interest before application to principal.

     "On the date of any termination or reduction of the Maximum Permissible Loan Balance pursuant to this Section 1.9, the Borrowers shall pay or prepay so much of the outstanding balance as shall be necessary in order that the aggregate principal amount of the outstanding balance will not exceed the Maximum Permissible Loan Balance after giving effect to such termination or reduction."

          D. The chart in Section 1.13 of the ACL Agreement is amended to read in full as follows:

                                                           FEE
DEBT-TO-CASH FLOW RATIO                                (PER ANNUM)
less than 1.5:1.0                                        0.1875%
equal to or greater than 1.5:1.0 but less than 2.0:1.0   0.25%
equal to or greater than 2.0:1.0 but less than 2.5:1.0   0.3125%
greater than 2.5:1.0                                     0.375%


          E. The chart contained in Section 1.14 of the ACL Agreement is amended to read in full as follows:

                                                                 LETTER OF CREDIT FEE
                                                                      (PER ANNUM)
DEBT-TO-CASH FLOW RATIO                                       (SET AT ISSUANCE OF CREDIT)
less than 1.5:1.0                                                     1.00%
equal to or greater than 1.5:1.0 but less than 2.0:1.0                1.125%
equal to or greater than 2.0:1.0 but less than 2.5:1.0                1.25%
greater than 2.5:1.0                                                  1.375%

          F. Section 4.11 of the ACL Agreement is amended by adding, following the word "in" in the first line, "that certain Environmental Site Audit: Bear Mountain Ski Resort And Golf Course prepared by Roy C. Hampson & Associates dated October 12, 1995 and."

     3.   AMENDMENTS TO ACL AGREEMENT (FINANCIAL COVENANTS).

          A. Section 5.17 of the ACL Agreement is amended to read in full as follows:

     "5.17     LEVERAGE.  Borrowers will maintain a consolidated Leverage Ratio not greater than 3.0 to 1.0 calculated on a rolling four-quarter basis. "Leverage Ratio" means the sum of (a) the Maximum Permissible Loan Balance, plus (b) the aggregate principal amount of all interest-bearing debt (excluding Intercompany Debt) other than the Loan ("Other Permitted Indebtedness"), divided by Adjusted Consolidated EBIDTA. "Intercompany Debt" means all Parent Obligations as defined in the Subordination Agreement, to the extent permitted under the Subordination Agreement, and any debts, obligations, or credit extended by any of the Borrowers to any other Borrower."

          B. Section 5.19 of the ACL Agreement is amended to read in full as follows:

     "5.19(a) FIXED CHARGE COVERAGE RATIO. Borrowers will maintain a minimum consolidated Fixed Charge Coverage Ratio, calculated on a rolling four-quarter basis, not less than:

          Quarters ending on or before September 30, 1996   1.35 to 1.00
          Thereafter                                        1.50 to 1.00

     "5.19(b) ADJUSTED FIXED CHARGE COVERAGE RATIO. Borrowers will maintain a minimum consolidated Adjusted Fixed Charge Coverage Ratio, calculated on a rolling four-quarter basis, not less than 1.00 to 1.00.

     "5.19(c)  DEFINITIONS.  As used in this Section 5.19:

     "Adjusted Fixed Charge Coverage Ratio" means Adjusted Consolidated EBITDA less Excluded Items, less tax distributions, less dividends, less Maintenance Capital Expenditures, plus Capital Injections, DIVIDED by Fixed Charges.

     "Capital Injections" means the sum of any amounts contributed or loaned to a Borrower by a shareholder of Borrower as equity or as debt subordinated to the Loan by the Subordination Agreement."

     "Excluded Items" means (i) any gain or loss arising from the sale of capital assets (real estate sales are not excluded), (ii) any gain arising from any write-up of assets, (iii) earnings of any other Person, substantially all of the assets of which have been acquired by Borrowers in any manner to the extent that such earnings were realized by such other person prior to the date of such acquisition, (iv) net earnings of any Person in which Borrowers has an ownership interest, unless such earnings have actually been received by Borrowers in the form of cash distributions,
     (v) the earnings of any Person to which assets of Borrowers shall have been sold, transferred, or disposed of, or into which Borrowers shall have merged, to the extent that such earnings arise prior to the date of such transaction, and (vi) any gain arising from the acquisition of any securities of Borrowers.

     "Fixed Charge Coverage Ratio" means Adjusted Consolidated EBITDA less Excluded Items, less tax distributions, DIVIDED by Fixed Charges.

     "Fixed Charges" means the sum of (i) amounts to be required to be repaid pursuant to scheduled facility reductions hereunder (if any), plus (ii) cash interest expense, plus (iii) principal and interest expenses on Other Permitted Indebtedness plus (iv) payments on capitalized leases and other fixed noncontingent obligations.

     "Maintenance Capital Expenditures" means four percent (4%) of Borrowers' consolidated gross revenues."

          C. Section 5.20 of the ACL Agreement is amended by deleting the period at the end of the Section and adding ", or (e) Intercompany Debt."

          D. Section 5.22 of the ACL Agreement is amended by striking the words "TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00)" and inserting in their place "FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), or (h) Liens securing Intercompany Debt."

     4. QUARTERLY COMPLIANCE CERTIFICATE. Notwithstanding any provisions of the ACL Agreement, the form of Quarterly Compliance Certificate or other Compliance Certificate shall be that form attached as Exhibit C to this Amendment.

     5. ADDITIONAL AMENDMENTS TO ACL AGREEMENT UPON FIBREBOARD GUARANTY. Upon Bank's receipt of (i) a guaranty of the Loan by Fibreboard Corporation, a Delaware corporation, in form and substance acceptable to Bank, and (ii) notwithstanding and in addition to any fee payable under Section 1.13 of the ACL Agreement, a fee in the amount of five one-hundredths of one percent (0.05%) of the Maximum Permissible Loan Balance, then:

          (a)  the pricing of the loan, as stated in Paragraphs 1.3, 1.13, and
1.14 of the ACL Agreement, shall be amended as follows:

     DEBT-TO-CASH FLOW RATIO                           LIBOR MARGIN
less than 1.5:1.0                                         0.45%
equal to or greater than 1.5:1.0 but less than 2.0:1.0    0.60%
equal to or greater than 2.0:1.0 but less than 2.5:1.0    0.80%

                                      - 7 -


greater than 2.5:1.0                                      0.925%


                                                                 FEE
     DEBT-TO-CASH FLOW RATIO                                (PER ANNUM)
less than 1.5:1.0                                             0.175%
equal to or greater than 1.5:1.0 but less than 2.0:1.0        0.20%
equal to or greater than 2.0:1.0 but less than 2.5:1.0        0.25%
greater than 2.5:1.0                                          0.30%

                                                    LETTER OF CREDIT FEE
                                                         (PER ANNUM)
DEBT-TO-CASH FLOW RATIO                           (SET AT ISSUANCE OF CREDIT)
less than 1.5:1.0                                           0.45%
equal to or greater than 1.5:1.0 but less than 2.0:1.0      0.60%
equal to or greater than 2.0:1.0 but less than 2.5:1.0      0.80%
greater than 2.5:1.0                                        0.925%

          (b) the amount of "25 basis points" in Section 1.3 of the ACL Agreement shall be changed to "Zero (0) basis points;" and

          (c) the form of Quarterly Compliance Certificate attached as Exhibit C to this Amendment shall be revised accordingly.

     6. CONDITIONS PRECEDENT. As a condition to the effectiveness of this Amendment and each of the documents described below to be executed by Bank, Bank shall have received, on or before January 31, 1996 (except as otherwise provided below), in form and substance acceptable to Bank, duly executed by the appropriate parties, each of the following:

          a. Second Amendment to Secured Reducing Revolving Line of Credit Promissory Note;

          b.   Second Amendment to the Subordination Agreement;

          c. Deed of Trust and Assignment of Rents, Issues and Profits and Leases ("BMI DEED OF TRUST"), affecting certain real property owned by BMI described in EXHIBIT A to this Amendment (the "BMI DEED OF TRUST PROPERTY");

          d. Agreement Concerning First Interstate Bank of Nevada Loan for Holder of Term Special Use Permit No. 4267-01 executed by the United States Department of Agriculture, Forest Service, Bank, and BMI pertaining to certain real property described in EXHIBIT B to this Amendment, which is owned by the Forest Service and subject to Permit No. 4267-01 (with the BMI Deed of Trust Property, the "BMI REAL PROPERTY").

          e. Special Covenants and Agreements Regarding Ski Permit pertaining to Term Special Use Permit No. 4267-01, executed by Bank and BMI;

          f. Assignment of Permits, Licenses, Variances, Approvals, Plans and Specifications;

          g. Environmental Indemnity pertaining to the BMI Real Property executed by Borrowers;

          h. Assignment of Agreement For Water Service and UCC-2 amendment relating thereto; and on or before February 29, 1996, a Consent to such Assignment executed by Big Bear Municipal Water District;

          i. Third Amendment to Deed of Trust executed by Trimont amending a certain Deed of Trust and Assignment of Rents, Issues and Profits and Leases dated May 3, 1993 and recorded May 4, 1993, in the Official Records of Placer County, California, as Document No. 93-031617 (the "TRIMONT DEED OF TRUST");

          j. Corporate Resolutions to Borrow certified by the corporate secretaries of each of the Borrowers authorizing them respectively to enter into this Amendment and to borrow the increased amount under the ACL Agreement;

          k.   Amended and Restated Undertaking;

          l. An ALTA Loan Policy of title insurance insuring the validity and priority of the BMI Deed of Trust as a lien on the BMI Deed of Trust Property, issued by an issuer acceptable to Bank, subject only to exceptions approved by Bank and with any endorsements reasonably requested by Bank;

          m. Endorsements to the Policy of Title Insurance insuring the Trimont Deed of Trust, insuring that the Trimont Deed of Trust, as modified, continues to secure the secured obligations as provided therein, subject only to exceptions approved by Bank; and

          n. Payment of Bank's reasonable costs and expenses, including attorney's fees, in connection with this Amendment and the transactions contemplated hereby.

     7. MISCELLANEOUS. Except as expressly amended herein, the ACL Agreement and the Loan Documents shall remain in full force and effect. This Amendment is a Loan Document and is governed by California law. This Amendment and the agreements, documents and instruments to be delivered hereunder fully state the agreements of the parties hereto and thereto relating to their subject matter, and supersede all prior discussions, negotiations, and communications, written or oral, including but not limited to the commitment letter by Bank to William Jensen and Nanci Northway dated October 26, 1995.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date stated above.

                                        FIRST INTERSTATE BANK OF
                                        NEVADA, N.A.

                                        By   /S/ DARBY WATSON
                                            ---------------------
                                        Its VICE PRESIDENT
                                            ---------------------

                                        TRIMONT LAND COMPANY, a
                                        California corporation doing business as
                                        Northstar-at-Tahoe

                                        By   /S/ JAMES P. DONOHUE
                                            ---------------------
                                        Its VICE PRESIDENT
                                            ---------------------

                                        SIERRA-AT-TAHOE, INC., a Delaware
                                        corporation
                                        By   /S/ JAMES P. DONOHUE
                                            ---------------------
                                        Its VICE PRESIDENT
                                            ---------------------

                                        BEAR MOUNTAIN, INC., a Delaware
                                        corporation
                                        By   /S/ JAMES P. DONOHUE
                                            ---------------------
                                        Its VICE PRESIDENT
                                            ---------------------

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